As filed with the Securities and Exchange Commission on April 30, 2002

                                                   Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            U.S. ENERGY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
                               ------------------

               DELAWARE                                     52-1216347
     (State or Other Jurisdiction              (IRS Employer Identification No.)
 of Incorporation or Organization)

                           One North Lexington Avenue
                                    4th Floor
                          White Plains, New York 10601
                                 (914) 993-6443
     Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                -----------------
                                  GORAN MORNHED
                      CHIEF OPERATING OFFICER AND PRESIDENT
                            U.S. ENERGY SYSTEMS, INC.
                           One North Lexington Avenue
                                    4th Floor
                          White Plains, New York 10601
                                 (914) 993-6443
            Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------
                          COPIES OF COMMUNICATIONS TO:

                             ALLEN J. ROTHMAN, ESQ.
                            U.S. ENERGY SYSTEMS, INC.
                           One North Lexington Avenue
                                    4th Floor
                          White Plains, New York 10601
                                 (914) 993-6443
                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.
                               -------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------    ----------------------- --------------------------------- ------------------------------
 TITLE OF SHARES TO BE      AMOUNT TO BE REGISTERED       PROPOSED MAXIMUM AGGREGATE      AMOUNT OF REGISTRATION FEE
      REGISTERED                                             OFFERING PRICE(1)
------------------------    ----------------------- --------------------------------- ------------------------------
Common Stock, par                  167,976                        $587,916                         $54.09
value $0.01 per share
------------------------ ---------------------------- --------------------------------- ----------------------------

______________

(1) Estimated solely for the purpose of calculating the registration fee, and pursuant to Rule 457(c), based on the average of the high and low price for the Common Stock reported by the NASDAQ Stock Market on April 24, 2002 of $3.50 per share.

                               -------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 April [ ], 2002


                            U.S. ENERGY SYSTEMS, INC.


                         167,976 SHARES OF COMMON STOCK

                              ---------------------


         The selling stockholders may offer up to 167,976 shares of our common stock. The selling stockholders obtained their shares in connection with a transaction in which we were engaged.

         We will not receive any proceeds from the sale of common stock under this prospectus.

         Our common stock is listed on the NASDAQ SmallCap Stock Market under the symbol "USEY". On April 24, 2002, the closing price of our common stock as reported by NASDAQ was $3.50 per share.

         The selling stockholders may offer the shares through public or private transactions, on or off NASDAQ, at prevailing market prices or at privately negotiated prices. The selling stockholders may make sales directly to purchasers or through agents, dealers or underwriters.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                              ---------------------


         Neither the Securities and Exchange Commission nor any state security commission has approved or disapproved of these shares or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                              ---------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THE PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.


                 THE DATE OF THIS PROSPECTUS IS APRIL [ ], 2002

                                TABLE OF CONTENTS

                                                                         PAGE

Prospectus Summary                                                         2
Risk Factors                                                               3
Note Regarding Forward-Looking Statements                                  7
Use Of Proceeds                                                            8
Selling Stockholders                                                       8
Plan Of Distribution                                                       8
Indemnification for Securities Act Liabilities                             9
Legal Matters                                                             10
Experts                                                                   10
Where You Can Find More Information                                       11



                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN "WHERE YOU CAN FIND MORE INFORMATION" ON PAGES 11 AND 12 FOR MORE INFORMATION ABOUT OUR COMPANY AND OUR FINANCIAL STATEMENTS. IN THIS PROSPECTUS, REFERENCES TO "U.S. ENERGY," OUR "COMPANY," "WE," "OUR" AND "US" REFER TO U.S. ENERGY SYSTEMS, INC. AND ITS SUBSIDIARIES.

         YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION ABOUT OUR COMPANY AND THE COMMON STOCK BEING SOLD IN THIS OFFERING AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.


                            U.S. ENERGY SYSTEMS, INC.

THE COMPANY

In a world characterized by energy supply volatility and environmental concerns, U.S. Energy Systems, Inc. has shaped itself into a multifaceted, 21st century corporation that brings higher efficiency standards and proven technology to the marketplace, resulting in lower costs for the customer and a cleaner environment.

We provide customer-focused energy outsourcing services, including the management, development, operation and ownership of small-to-medium-sized energy facilities typically located in close proximity to our customers. Our customers include large retail energy consumers, such as industrial and commercial concerns, as well as local wholesale energy suppliers, such as utilities and marketers. The energy generation facilities in our portfolio utilize high efficiency combined heat and power ("CHP") technology and/or clean renewable fuels, such as biogas, biomass fuel and geothermal energy. We strive to integrate combined heat and power technology with renewable energy at an individual plant, when possible, to maximize efficiency and environmental benefits.

The Company has experienced significant growth in its energy business during the past two years. At the end of fiscal year 2001, our current operating portfolio was comprised of 28 controlled or managed projects in North America totaling the equivalent of 164 megawatts ("MW"). In early 2002, we made a substantial loan financing of Swedish energy group that owns seven operating projects and several late-stage development projects. In fiscal 2001, we provided energy to more than 180 customers, mostly under long-term agreements, accounting for more than 80% of revenues during such period.

During 2001, the Company's total assets increased to more than $191 million, up more than over 600% from the previous year, and net income increased to $6.6 million, up more than 350% from the previous year. Our management team has a proven track record in energy outsourcing services, including the development, construction and operation of CHP and renewable energy plants. The primary goal of our management team is to continue working successfully, as it has in previous years, in developing energy outsourcing projects with our strategic partner, Cinergy Solutions, a subsidiary of Cinergy Corp. (NYSE: CIN), an electric utility and energy merchant company.

In addition to our strategic joint venture with Cinergy Solutions, we have a strategic relationship with AJG Financial Services, a subsidiary of Arthur J. Gallagher & Co. (NYSE: AJG), an insurance brokerage and risk management firm. Further, we recently formed a joint venture in March 2002 with EIC Electricity Company SA, a publicly traded Swiss investment company, to finance a Swedish energy group. Cinergy Solutions and AJG Financial Services both are significant stockholders in the Company.

         Our executive offices are located at One North Lexington Avenue, White Plains, New York 10601. Our telephone number is (914) 993-6443

                                  RISK FACTORS

         You should carefully consider the following risks, together with the other information contained in this prospectus, before making any decisions. If any of the following risks occur, our business, financial condition or results of operations could be materially adversely affected and the trading price of our common stock could decline.

RISKS RELATED TO US ENERGY:

We May Face Substantial Impediments to Completing Future Acquisitions and Development Projects.

Our future growth strategy depends on our ability to identify and acquire appropriate companies or energy projects, our ability to develop new energy projects, our ability to integrate the acquired and developed operations effectively and our ability to increase our market share. We cannot assure you that we will be able to identify viable acquisition candidates or development projects, that any identified candidates or development projects will be acquired or developed, that acquired companies or power facilities and developed projects will be effectively integrated to realize expected efficiencies and economies of scale, or that any acquisitions or development projects will prove to be profitable or be without unforeseen liabilities. In the event that acquisition candidates or development projects are not identifiable or acquisitions or development projects are prohibitively costly, we may be forced to alter our future growth strategy. As we continue to pursue our acquisition and development strategy in the future, our stock price, financial condition and results of operations may fluctuate significantly from period to period.

We Have Limited Available Capital, and We May Need Additional Financing in the Future.

We believe that our current and anticipated cash flow from operations and from the financing sources and transactions described herein will be sufficient to meet our anticipated cash requirements for the next twelve months; however, there can be no assurance in this regard. As of December 31, 2001 we had in excess of approximately $12,000,000 unrestricted cash available. If we were unable to generate cash flows from operations to fund our working capital needs, we would be required to obtain additional equity or debt financing to continue to operate our business. In addition, we anticipate that each project we acquire or develop will require us to raise additional financing, some of which may be in the form of additional capital.

There can be no assurance that this capital will be available to us, or if available, that it will be on terms acceptable to us. If additional funds are raised by issuing equity securities, significant dilution to existing stockholders may result. If additional financing for projects is not available on acceptable terms, we may have to cancel, decline or defer new projects. Any inability by us to obtain additional financing to meet cash or capital requirements, if required, may have a material adverse effect on our operations.

Our Subsidiaries Have Substantial Indebtedness and in Connection With Their Existing Indebtedness Have Agreed to Significant Restrictions upon Their Operations, Including Their Ability to Use Their Cash.

We have substantial debt that has been incurred to finance the acquisition and development of energy facilities. As of December 31, 2001, our total consolidated long term debt was $88 million, our total consolidated assets were $191 million and our stockholders' equity was $58 million. Whether we will be able to meet our debt service obligations and repay our outstanding indebtedness will be dependent primarily upon the performance of energy projects. The operating and financial restrictions and covenants in certain of our subsidiaries' existing debt agreements limit or prohibit their ability to engage in transactions outside the ordinary course of business and may limit their ability to pay dividends to the Company. We believe that our cash flow from operations, together with other available sources of funds, including borrowings under our existing borrowing arrangements, will be adequate to comply with the terms of our indebtedness. If cash flow is insufficient and refinancing or additional financing is unavailable, our respective subsidiaries may be forced to default on their indebtedness.

Although We Have Insurance It May Not Cover Every Potential Risk Associated With Our Operations.

Although we maintain insurance of various types to cover many of the risks that apply to our operations, including $3,000,000 of general liability insurance as well as separate insurance for each project and separate insurance for the operations of our environmental services subsidiary, US Energy Environmental Corp., ("USEnviro"), our insurance will not cover every potential risk associated with our operations. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our financial condition and results of operations. Moreover, no assurance can be given that we will be able to maintain adequate insurance in the future at rates we consider reasonable.

We Have Issued Many Securities Convertible Into Shares of Our Common Stock and We Have Many Authorized but Unissued Shares of Our Common Stock.

We have issued shares of our preferred stock, options, warrants, and other securities convertible into shares of our common stock. In addition a substantial portion of shares issued in connection with the Zahren Alternative Power Corporation ("Zapco") merger are subject to sales restrictions that will lapse on May 11, 2002. The market price of our common stock could drop significantly if the holders of these securities sell the underlying shares of common stock or the restricted shares issued to the Zapco stockholders or if the market perceives that they are intending to sell them. The possibility that substantial amounts of our common stock may be issued or freely resold in the public market may adversely affect prevailing market prices for our common stock, even if our business is doing well.

RISKS RELATED TO OUR ENERGY BUSINESS:

We Depend On Our Electricity And Thermal Energy Customers

Our energy facilities rely on one or more energy sales agreements with one or more customers for a substantial portion of their revenues. In addition, any material failure by any customer to fulfill it obligations under an energy sales agreement could have a negative effect on the cash flow available to us and on our results of operations.

The Energy Business is Very Competitive and Increased Competition Could Adversely Affect Us.

In addition to competition from electric utilities in the markets where our projects are located, our energy business also faces competition from companies currently involved in the cogeneration and independent power market throughout the United States. Some of these companies are larger and better financed than we are. Although we believe that we will be entering segments of the marketplace where we will not face extensive competition, we cannot assure you that we will be able to enter these markets or that there will not be competition in such markets. Additionally, in recent years, such competition has contributed to a reduction in electricity prices in certain markets. While a majority of our projects enjoy the benefit of long-term fixed price contracts, projects based on market pricing, such as our geothermal projects owned by US Energy Geothermal LLC ("Geothermal LLC") Steamboat 1 and 1A, could experience adverse effects from downward competitive pressure on energy pricing. In addition, should any of the Company's fixed price contracts terminate or expire, the Company may have to negotiate new contracts or sell into the spot market in which case the prices it may obtain for energy will depend on market conditions at the time.

We Operate in an Emerging Industry and Have Limited Marketing Capabilities.

Although the energy markets in which we operate have been in existence for a number of years, they are still in the development stage. As is typically the case in an emerging industry, levels of demand and market acceptance for products and services are highly uncertain. Further, we have limited financial, personnel and other resources to undertake extensive marketing activities.

We May Experience Project Development Risks.

Our ability to develop new projects is dependent on a number of factors outside our control, including obtaining customer contracts, power agreements, governmental permits and approvals, fuel supply and transportation agreements, electrical transmission agreements, site agreements and construction contracts. We cannot assure you that we will be successful in obtaining these agreements, permits, and appraisals. Project development involves significant environmental, engineering and construction risks.

Our Business of Owning and Operating Power Plants and District Energy Systems Involves Considerable Risks.

The operation of energy generation facilities involves many risks, including the breakdown or failure of power generation, heating and cooling, equipment, transmission lines, pipes or other equipment or processes and performance below expected levels of output or efficiency. Although the facilities in which we are or will be involved contain some redundancies and back-up mechanisms, we cannot assure you that those redundancies or back-up mechanisms would allow the affected facility to perform under applicable power purchase and energy sale agreements. Renewable energy projects such as geothermal, biogas and biomass projects are dependent upon energy and fuel supplies, which may experience significant changes. Our energy projects, particularly our district energy systems, experience changes in revenue and expenses due to seasonality.

Garland Energy LLC, a subsidiary of Biogas is under contract with the City of Garland, Texas, to operate a sludge processing facility in Garland, Texas. The facility ceased operating in 2001. US Energy Biogas Corp. ("Biogas") and the City of Garland are in discussions concerning the disposition of the facility and the contract.

With regards to the Steamboat geothermal power plants, owned by Geothermal LLC, certain net revenue royalty holders have disputed Geothermal LLC's method for calculating the royalties and have commenced legal proceedings with respect to same which management intends to defend. Geothermal LLC and the revenue holders remain in sdiscussions with regards to the method employed.

We May Lose Our Status as a Qualifying Facility.

Under present federal law, we are not and will not be regulated as a holding company under the Public Utility Holding Company Act of 1935 ("PUHCA") as long as each power plant in which we have an interest is a qualifying facility under PURPA (the Public Utility Regulatory Policies Act). Under PURPA, a regulated electric utility company must purchase electricity at its avoided cost from an independent power plant which has qualifying facility status. The regulated electric utility company, which may have been required to purchase electricity from the power plant, could refuse to purchase that electricity once qualifying facility status was lost. In addition if we lost our status as a Qualifying Facility we would become subject to increased regulation under PUCHA.

A Significant Source of US Energy Biogas Revenues are Generated from Special Tax Credits Provided for the Sale of Landfill Gas to Third Parties and These Credits Will Expire.

Biogas benefits from Section 29 of the Internal Revenue Code of 1986, as amended. The Code provides that owners of biogas sites that collect and sell biogas as a fuel are permitted to reduce their annual federal income tax liability with a tax credit based upon the volume of the biogas sold to unrelated third parties. The credit is available for biogas produced at sites that had existing gas collection facilities in place by June 30, 1998. These annual credits are available for qualifying sites until December 31, 2007, except that projects which were in operation prior to 1993 qualify for the tax credits only through 2002. Therefore the universe of projects eligible for credits is limited. The unavailability of these credits for future biogas projects will make such future projects less appealing. The expiration of these credits for existing sites may make some biogas projects financially unviable. Legislation has been proposed to renew Section 29 credits, but it is uncertain whether this legislation will be enacted and what form its final form will be.

We May Be Unable to Acquire or Renew the Numerous Permits and Approvals Required to Operate Power Facilities And District Energy Systems.

The construction and operation of energy projects require numerous permits and approvals from governmental agencies, as well as compliance with environmental laws and other regulations. While we believe that we are in substantial compliance with all applicable regulations and that each of our projects has the requisite approvals, our projects require compliance with a varied and complex body of laws and regulations that both public officials and private individuals may seek to enforce. There can be no assurance that new laws or amendments to existing laws which would have a materially adverse affect will not be adopted, nor can there be any assurance that we will be able to obtain all necessary permits and approvals for proposed projects or that completed facilities will comply with all applicable permit conditions, statutes and regulations. In addition, regulatory compliance for the construction of new facilities is a costly and time consuming process which may necessitate substantial expenditures to obtain permits, and may create a significant risk of expensive delays or loss of value if a project is unable to function as planned due to changing requirements or local opposition.

We May Fail to Comply with Environmental Laws Which Could Result in Substantial Remediation Costs.

As is the case in all energy projects, strict environmental regulations established by federal, state and local authorities involving air and other emissions must be met. While we take reasonable precautions to ensure that applicable regulations are met and we do not undertake projects which do not or cannot meet these regulations, we cannot assure you that we are in continual compliance with all applicable regulations. Should a condition occur in which emissions standards at a specific project fall below allowable standards, there could be costs involved in remediating that condition. Additionally, as with all energy generation sites, there are standards for the safe handling of fuels and chemicals which must be met.

Biogas' Projects are Based Upon the Conversion of Gases Escaping From Landfill, and the Amount of Gas Diminishes Over Time.

Biogas develops owns and operates biogas projects by obtaining rights to the biogas from public or privately owned landfills. The decomposition of waste causes the release of methane gas, carbon dioxide, and other gaseous material into the ground and atmosphere. Landfills can emit biogas for more than 30 years. Landfills generally produce gas in increasing volumes during their initial years of operation and for several years after they are closed. Then the gas volume gradually declines over ensuing years. Therefore each project is likely to produce less revenue after the first years following the landfill closing, and may over time become unprofitable as the volume of gas continues to decline. Thus in many cases it is not profitable to maintain projects more than a certain number of years following the closing of the related landfill.

Biogas Illinois Projects Benefit From Special Illinois Rate Incentives. These Illinois Rate Incentives May No Longer Be Available.

Biogas Illinois-based biogas projects benefit from certain rate incentives provided under Illinois law (the "Illinois Retail Rate Law") to electric generating projects using certain renewable fuels. Such rate incentives permit Biogas to sell electricity generated from its Illinois projects at market rates on a profitable basis. Eligibility for the incentives under the Illinois Retail Rate Law is based on compliance with the requirements contained in the Illinois Retail Rate Law and related regulations. We believe we are in compliance with these requirements. However, Biogas would lose all or some of the benefits provided by the incentive if it were found to be in non compliance with these requirements, or as a result of modifications to the Illinois Retail Rate Law or its regulations or the expiration or repeal of the Illinois Rate Law. In such event, the revenues and profits from the affected Illinois projects may be adversely impacted.

Our International Investments May Face Uncertainties

We have investments in district energy systems in Canada and we may pursue additional international investments in the future. International investments are subject to unique risks and uncertainties relating to the political, social and economic structures of the countries in which we invest. Risks specifically related to investments in non-United States projects may include currency fluctuations, increased taxation, increased regulation, restrictions on foreign ownership and United States taxes on income earned abroad which is repatriated to the United States and in some cases, which is not repatriated to the United States.

Uncertain Conditions in the California Power Market Could Adversely Affect Our Performance

Under power purchase agreements with Sierra Pacific Power Company the price at which we sell power from our Steamboat land IA plants is based on the wholesale electricity prices in California and other western markets. Significant fluctuation occurred in California's wholesale power prices during the period 2000-2001 which caused volatility in the revenues and profitability of our Steamboat I and I A power plants during this period. In light of this volatility in the California wholesale market it is difficult to forecast the prices obtainable under our power purchase agreements with Sierra Pacific and therefore the revenue and profitability of the Steamboat I and I A power plants.

RISKS RELATED TO OUR ENVIRONMENTAL BUSINESS:

Our Environmental Business Must Comply with a Variety of Laws and Regulations. Changes in these Regulations Could Adversely Affect Our Business.

Our environmental operations must comply with federal, state, territorial, provincial and local requirements which regulate health, safety, environment, zoning and land-use. Operating and other permits are generally required for transfer and storage facilities, some collection vehicles, storage tanks and other facilities owned or operated by us, and these permits can be revoked or modified and must be renewed. Although we believe that our facilities meet federal, state and local requirements in all material respects, we may be required to expend considerable time, effort and money to keep our existing or acquired facilities in compliance with applicable regulatory requirements, including new regulations, to maintain existing permits and approvals, and to obtain the permits and approvals necessary to increase our capacity. In addition, environmental regulatory changes could cause us to spend additional funds for corrective action for past and current operations at our facilities. We believe that each of our facilities has all necessary operating permits and that each permit will be renewed at the end of its existing term. However, the issuance or renewal of any permit could include conditions requiring further capital expenditures or corrective actions.

The United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") imposes liability on current and former owners and operators for damages to natural resources and the cleanup of sites from which there is a release or threatened release of a hazardous substance into the environment. Hundreds of substances are defined as "hazardous" under CERCLA and the release to the environment of these substances, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting this kind of cleanup can be significant. Even with our efforts to comply with applicable regulations and to avoid any unregulated release of hazardous substances to the environment, releases of these substances may occur as a result of our operations or those of our predecessors. Given the substantial costs involved in a CERCLA cleanup and the difficulty of obtaining insurance for environmental impairment liability, this liability could have a material impact on our business, financial condition and future prospects.

The Environmental Business is Very Competitive and Increased Competition Could Adversely Affect Us.

The environmental industry is highly competitive. Our environmental business competes with local, regional, and national companies of varying sizes, as well as counties and municipalities that maintain their own operations. We cannot predict whether future competitive conditions will have a material effect on our business, financial condition or future prospects.

Our Environmental Business Is Cyclical and Economic Slow Downs in the Business Cycle Could Adversely Affect Us.

The environmental industry is cyclical, and is dependent upon industries which are cyclical. If those cyclical industries slow significantly, the business that we receive from those industries is likely to slow and our business would slow as a result. In addition, our business is somewhat seasonal with less activity in winter months due to difficult working conditions.

OTHER RISKS

The price of our common stock is volatile.

The market price for our common stock has been volatile in the past, and several factors could cause our stock could fluctuate substantially in the future for reasons related and unrelated to our performance. The current market price may not be indicative of its future market price.


                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are indicated by words or phrases such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company and our industry and involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors more fully described in "Risk Factors" and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to our Company or persons acting on our behalf are expressly qualified in their entirely by the cautionary statements in this paragraph. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders hereunder. We have agreed to pay all of the expenses, estimated to be approximately $7,000, related to this offering.

                              SELLING STOCKHOLDERS

         The following table provides information regarding the beneficial ownership of the common stock by the selling stockholders as of the date of this prospectus and as adjusted to reflect the sale of all of their shares.


------------------------------------ -------------------------------- -------------- ---------------------------------
    NAME AND ADDRESS OF SELLING       OWNERSHIP OF SHARES OF COMMON     NUMBER OF     OWNERSHIP OF SHARES OF COMMON
           STOCKHOLDERS                  STOCK PRIOR TO OFFERING         SHARES            STOCK AFTER OFFERING
                                                                         OFFERED
------------------------------------ ------------ ------------------- -------------- ------------ --------------------
                                     SHARES       PERCENTAGE                         SHARES       PERCENTAGE
------------------------------------ ------------ ------------------- -------------- ------------ --------------------
Narvarme Sverige AB                   119,983(1)     0.98%              119,983(1)       0            0%
S-183 85
Taby, Sweden
Office - Kanalvagen 15
------------------------------------ ------------ ------------------- -------------- ------------ --------------------
Jan Pettersson                         47,993        0.39%               47,993          0            0%
Faltvagen 53, 681 52
Kristinehamn, Sweden
------------------------------------ ------------ ------------------- -------------- ------------ --------------------

(1) Includes 47,993 shares to be held in escrow to, among other things, satisfy claims for indemnification.

                              PLAN OF DISTRIBUTION

GENERAL

                  Each of the Selling Stockholders has agreed that it will not sell more than 10,000 shares per day and will not sell shares after 2:30 p.m., New York time.

         TRANSACTIONS. The selling stockholders, and their respective donees and pledgees, may offer and sell the common stock in one or more of the following transactions:

        o   on the NASDAQ Stock market,
        o   in the over-the-counter market,
        o   in negotiated transactions,
        o   through put or call option transactions relating the shares, or
        o   in a combination of any of these transactions.

         PRICES. The selling stockholders may sell the shares of common stock at any of the following prices:

        o   fixed prices which may be changed,
        o   market prices prevailing at the time of sale,
        o   prices related to prevailing market prices or negotiated prices.

         DIRECT SALES; AGENTS, DEALERS AND UNDERWRITERS. The selling stockholders may effect transactions by selling the shares of common stock in any of the following ways:

        o   directly to purchasers or
        o to or through agents, dealers or underwriters designated from time to time.

         Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The selling stockholders and any agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

         SUPPLEMENTS. To the extent required, we will set forth in a supplement to this prospectus filed with the Securities and Exchange Commission (the "SEC") the number of shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

         STATE SECURITIES LAW. Under the securities laws of some states, the selling stockholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

         EXPENSES; INDEMNIFICATION. We will not receive any of the proceeds from the sale of the common stock sold by the selling stockholders hereunder and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any. We will indemnify the selling stockholders against some civil liabilities, including some liabilities which may arise under the Securities Act.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Pursuant to Section 102 (b)(7), the Company's Certificate of Incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Registrant shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because he or she is or was a director or officer of the Company against all expense, loss or liability in connection therewith.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgements, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability. The right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition upon the delivery to the corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         The Company has directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, New York. Allen J. Rothman, of counsel to Robinson Brog Leinwand Greene Genovese & Gluck P.C. ("RBL"), is a director and general counsel of our company and, as of March 31, 2002, beneficially owned 326,000 shares of our common stock (including options to acquire common stock). Other lawyers affiliated with RBL beneficially own an aggregate of 15,000 shares of our common stock (including options to acquire our common stock). RBL currently owns 3,000 shares of our common stock.

                                     EXPERTS

         The consolidated financial statements of U.S. Energy Systems, Inc. included in our Annual Report on Form 10-KSB for the year ended December 31, 2001, incorporated by reference in this Prospectus have been audited by Kostin, Ruffkess & Company, LLC, independent accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 000-24244. You may read and copy any document in our public files at the SEC's offices at:

                        o        Judiciary Plaza
                                 450 Fifth Street, N.W.
                                 Room 1024
                                 Washington, D.C. 20549,


         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov through the SEC's electronic data gathering analysis and retrieval system, EDGAR. Our common stock is traded on the NASDAQ Stock market under the symbol "USEY."

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act by us before the termination of this offering:

        o Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

        o The description of our common stock contained in our registration statement on Form 8-A dated March 9, 1982.

         We will provide to you, without charge, a copy of any and all of the documents or information referred to above that we have incorporated by reference in this prospectus (other than exhibits to the documents unless those exhibits are specifically incorporated by reference into this prospectus). You may make a request in writing or by telephone. Requests for such copies should be directed to the following address:

                   U.S. Energy Systems, Inc.
                   One North Lexington Avenue, 4th Floor
                   White Plains, New York 10601
                   Attn: Chief Operating Officer
                   Telephone: (914) 993-6443

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of that document.

                                 167,976 SHARES

                            U.S. ENERGY SYSTEMS, INC.

                                  COMMON STOCK

                              ---------------------

                                   PROSPECTUS

                              ---------------------

                                 April [ ], 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses (other than underwriting and brokerage discounts, commissions and fees and legal fees incurred by the Selling Stockholders, if any, payable by such Selling Stockholders) payable in connection with the sale and distribution of the shares being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the NASDAQ additional listing fee. All of the expenses below will be paid by the Registrant.

         Securities and Exchange Commission registration fee           $54
         Legal fees and expenses                                   $ 4,000
         Accounting fees and expenses                              $ 2,000
         Miscellaneous                                             $ 1,000
                                                                   --------
                           Total                                   $ 7,054
                                                                   ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Pursuant to Section 102 (b)(7), the Company's Certificate of Incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Registrant shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because he or she is or was a director or officer of the Company against all expense, loss or liability in connection therewith.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgements, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability. The right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition upon the delivery to the corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         The Company has directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION

        5.1       Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

      23.1        Consent of Kostin, Ruffkess & Company, LLC

      23.2        Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                  (contained in Exhibit 5.1)

      24.1        Power of Attorney (included on signature page)


ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution, provided, however that paragraphs (i) and (ii) above do not apply if the information, required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on this 30th day of April, 2002.

                                               U.S. ENERGY SYSTEMS, INC.

                                         By:   /s/ Lawrence I. Schneider,
                                                   ---------------------
                                                   Lawrence I. Schneider
                                                   Chairman of the Board



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence I. Schneider and Goran Mornhed, respectively, his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                                TITLE                                     DATE
---------                                -----                                     ----

/s/ Lawrence I. Schneider                Chairman of the Board of Directors
    ---------------------                (Principal Executive Officer)            April 30, 2002
    Lawrence I. Schneider

/s/ Robert C. Benson                     Chief Financial Officer
    ----------------                     (Principal Financial and Accounting      April 30, 2002
    Robert C. Benson                     Officer)


/s/ Goran Mornhed                        Director                                 April 30, 2002
    -------------
    Goran Mornhed


/s/ -----------------
    Bernard J. Zahren                    Director                                 April   , 2002


/s/ Henry Schneider                      Director                                 April 30, 2002
    ---------------
    Henry Schneider

/s/ Howard Nevins                        Director                                 April 30, 2002
    -------------
    Howard Nevins

/s/ Evan Evans                           Director                                 April 30, 2002
    ----------
    Evan Evan

/s/ Stanleigh Fox                        Director                                 April 30, 2002
    -------------
    Stanleigh Fox

/s/ Irving Levine                        Director                                 April 30, 2002
    -------------
    Irving Levine

/s/ Allen Rothman                        Director                                 April 30, 2002
    -------------
    Allen Rothman

/s/ March Strauch                        Director                                 April 30, 2002
    -------------
    Mark Strauch

/s/ M. Stephen Harkness                  Director                                 April 30, 2002
    -------------------
    M. Stephen Harkness

                                  EXHIBIT INDEX

NUMBER           DESCRIPTION                                                            PAGE
-------          -----------                                                            ----

  5.1             Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

 23.1             Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                  (contained in Exhibit 5.1)

 23.2             Consent of Kostin, Ruffkess & Company, LLC

 24.1             Power of Attorney (included on signature page)


                                                                 EXHIBIT 5.1


                          Robinson Brog Leinwand Greene
                              Genovese & Gluck P.C.
                           1345 Avenue of the Americas
                          New York, New York 10105-0143

April 30, 2002

U.S. Energy Systems, Inc.
One North Lexington Avenue, 4th Fl.
White Plains, NY  10601

         RE:  OFFERING OF SHARES PURSUANT TO REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         We have acted as counsel to U.S. Energy Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration by the Company of 167,976 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

         This Opinion Letter is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and this Opinion should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware. In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of
(a) the Amended and Restated Certificate of Incorporation and By-Laws, as amended, of the Company as currently in effect, (b) the Registration Statement,
(c) certain resolutions adopted by the Company's Board of Directors and (d) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

         Based on and subject to the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares have been validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.


                                                   Very truly yours,



                                                   Robinson Brog Leinwand
                                                   Greene Genovese & Gluck, P.C.

                                                   By: /s/ S. Asher Gaffney
                                                           ----------------
                                                           S. Asher Gaffney

                                                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
U.S. Energy Systems, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of U.S. Energy Systems, Inc.'s on Form S-3 of our report dated March 28, 2002 included in U.S. Energy Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001and to all references to our firm included in this registration statement.


                                          /s/ Kostin Ruffkess & Company, LLC
                                              ------------------------------
                                              Kostin Ruffkess & Company, LLC


Farmington, Connecticut
April 29, 2002